

<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet and statement of income contained in Form U-3A-2 of Commonwealth
Energy System for the fiscal year ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000071304
<NAME> COMMONWEALTH ENERGY SYSTEM
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                 YEAR
<FISCAL-YEAR-END>                      DEC-31-1998
<PERIOD-END>                           DEC-31-1998
<BOOK-VALUE>                              PER-BOOK
<TOTAL-ASSETS>                           1,762,888
<TOTAL-OPERATING-REVENUES>                 980,115
<NET-INCOME>                                54,404



